EXHIBIT 99.1

Fortune Brands Innovations Outperforms End Market with Sales Growth in Key Businesses

Highlights:

•
Q3 2025 sales were $1.1 billion, roughly flat versus Q3 2024; sales excluding the impact of China were up 1 percent
•
Q3 2025 earnings per share (EPS) were $0.59, a decrease of 46 percent versus a year ago; EPS before charges / gains were $1.09, a decrease of 6 percent versus Q3 2024
•
Company continued to outperform its end market and grew sales in many of its key businesses
•
Company updates full-year 2025 guidance to reflect current market conditions

DEERFIELD, Ill.--(BUSINESS WIRE)--October 30, 2025--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading home, security and digital products company whose purpose is to elevate every life by transforming spaces into havens, today announced third quarter 2025 results.

“Fortune Brands delivered another quarter of solid execution and again outperformed our end market, with sales growth in key parts of all of our segments,” said Chief Executive Officer Nicholas Fink. “Our teams executed with discipline and agility, advancing key strategic initiatives and driving results despite a dynamic external environment. I’m proud of how our associates continue to respond to challenges with focus, creativity and a commitment to excellence.”

“This quarter also marked a major milestone as we welcomed more than 500 associates to our new corporate campus, enhancing collaboration and accelerating innovation,” Fink continued. “Together with our strong brands, innovative products and focus on execution, our Fortune Brands Advantage capabilities continue to position us well for sustained, above-market growth and long-term value creation.”

Third Quarter 2025 Results

($ in millions, except per share amounts)

Unaudited

Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
Q3 2025 GAAP	$1,149.2	$125.9	11.0%	$0.59
Change	(0.5%)	(38.6%)	(680) bps	(46.1%)
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q3 2025 Non-GAAP	$1,149.2	$206.2	17.9%	$1.09
Change	(0.5%)	(4.5%)	(80) bps	(6.0%)

Segment Results

	Net Sales	Change	Operating Margin	Change	Operating Margin Before Charges/Gains	Change
Water Innovations	$618.5	(2.6%)	23.6%	(20) bps	24.4%	(20) bps
Outdoors	$344.5	0.5%	(1.5%)	(1,840) bps	15.5%	(250) bps
Security	$186.2	4.9%	14.9%	(370) bps	17.8%	(150) bps

Balance Sheet and Cash Flow

The Company exited the quarter with a strong balance sheet, and generated $204.4 million of operating cash flow and $177.0 million of free cash flow in the quarter. The Company expects to finish the year with net debt to EBITDA before charges / gains at the upper end of its previous guidance range of 2.2x to 2.5x.

As of the end of the third quarter 2025:

Net debt	$2.4 billion
Net debt to EBITDA before charges / gains	2.7x
Cash	$223.9 million
Amount available under revolving credit facility	$751.8 million

2025 Full-Year Guidance

“We continued to execute with discipline and delivered solid results in a dynamic environment,” said Fortune Brands Chief Financial Officer Jon Baksht. “We are narrowing our full-year guidance range to reflect our updated market expectations and currently anticipate finishing the year near the low end of our prior range. While the near-term environment remains uneven, our advantaged footprint, strong balance sheet, and focus on operational excellence position us to deliver on our commitments and build momentum into 2026. We remain disciplined and opportunistic in our capital allocation, balancing shareholder returns with investments that drive growth and long-term value creation.”

	Prior 2025 Full-Year Guidance	Updated 2025 Full-Year Guidance
TOTAL COMPANY FINANCIAL METRICS
Net sales	-2% to Flat	-2% to Flat
EPS before charges / gains	$3.75 to $3.95	$3.70 to $3.80

2025 Market and Financial Assumptions

	Prior 2025 Full-Year Assumptions	Updated 2025 Full-Year Assumptions
MARKET
Global market	-4% to -2%	-4% to -2%
U.S. market	-4% to -2%	-4% to -2%
U.S. R&R	-3% to -1%	-3% to -1%
U.S. SFNC	-6% to -5%	-7% to -6%
China market	-20% to -15%	-20% to -15%
TOTAL COMPANY FINANCIAL METRICS
Operating margin before charges / gains	16.0% to 17.0%	16.0% to 17.0%
Cash flow from operations	Around $650 million	Around $530 million to $540 million

Free cash flow	Around $500 million to $520 million	Around $400 million to $420 million
Cash conversion	Around 120% to 130%	Around 125% to 135%
SEGMENT FINANCIAL METRICS
Water Innovations net sales	-3% to -1%	-3% to -1%
Water Innovations operating margin before charges / gains	23.0% to 24.0%	23.0% to 24.0%
Outdoors net sales	Flat to 2%	-2% to Flat
Outdoors operating margin before charges / gains	14.0% to 15.0%	13.0% to 14.0%
Security net sales	-1% to 2%	-1% to 2%
Security operating margin before charges / gains	16.5% to 17.5%	15.5% to 16.5%
OTHER ITEMS
Corporate expense	$158 million to $160 million	$145 million to $155 million
Interest expense	$114 million to $116 million	$114 million to $116 million
Other income / (expense)	Around $6 million	Around $3 million
Capex	$130 million to $150 million	$120 million to $130 million
Tax rate	26.5% to 27.5%	26.5% to 27.5%
Share count	121.0 million to 121.5 million	121.0 million to 121.5 million

For certain forward-looking non-GAAP measures (as used in this press release, net debt to EBITDA before charges / gains, operating margin before charges / gains on a full Company and segment basis, EPS before charges / gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from net debt to EBITDA before charges / gains and EPS before charges / gains, and which are included in cash conversion, and restructuring and other charges, which are excluded from net debt to EBITDA before charges / gains, operating margin before charges / gains and EPS before charges / gains, and which are included in cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN) is an industry-leading home, security and digital products company whose purpose is to elevate every life by transforming spaces into havens. The Company makes innovative products for residential and commercial environments, with a growing focus on digital solutions and products that add luxury, contribute to safety and enhance sustainability. The Company’s trusted brands include Moen, House of Rohl, Aqualisa, SpringWell, Therma-Tru, Larson, Fiberon, Master Lock, SentrySafe and Yale residential. Learn more at www.fbin.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our expectations for the markets in which we operate, general business strategies, expected impacts from recently-announced organizational and leadership changes, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the potential impact of inflation, expected capital spending, expected pension contributions or de-risking initiatives, the expected impact of acquisitions, dispositions and other strategic transactions, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned,” “confident,” “opportunity,” “focus,” "on track" and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks relating to rapidly evolving technological change, (vii) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (viii) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (ix) delays or outages in our information technology systems or computer networks or breaches of our information technology systems or other cybersecurity incidents, (x) risks associated with doing business globally, including changes in trade-related tariffs (including recent U.S. tariffs announced or imposed on China, Canada, Mexico and other countries and any reciprocal actions taken by such countries) and risks with uncertain trade environments, (xi) risks associated with the disruption of operations, including as a result of severe weather events, (xii) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xiii) risks associated with strategic acquisitions, divestitures and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xiv) impairments in the carrying value of goodwill or other acquired intangible assets, (xv) risks of increases in our defined benefit-related costs and funding requirements, (xvi) our ability to attract and retain qualified personnel and other labor constraints, (xvii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xviii) risks associated with environmental, social and governance matters, (xix) potential liabilities and costs from claims and litigation, (xx) changes in government and industry regulatory standards, (xxi) future tax law changes or the interpretation of existing tax laws, and (xxii) our ability to secure and protect our intellectual property rights. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 28, 2024. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains, sales excluding the impact of China, free cash flow and cash conversion (defined as free cash flow divided by GAAP net income). These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Innovations, Inc.

INVESTOR CONTACT:

Curt Worthington

Investor.Questions@fbin.com

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
Net sales (GAAP)	September 27, 2025	September 28, 2024	$ Change	% Change	September 27, 2025	September 28, 2024	$ Change	% Change
Water	$618.5	$635.1	$(16.6)	(2.6)	$1,830.8	$1,920.0	$(89.2)	(4.6)
Outdoors	344.5	342.7	1.8	0.5	1,028.1	1,047.1	(19.0)	(1.8)
Security	186.2	177.5	8.7	4.9	526.8	537.7	(10.9)	(2.0)
Total net sales	$1,149.2	$1,155.3	$(6.1)	(0.5)	$3,385.7	$3,504.8	$(119.1)	(3.4)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/(GAINS)

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	$ Change	% Change	September 27, 2025	September 28, 2024	$ Change	% Change
WATER
Operating income (GAAP)	$145.9	$151.4	$(5.5)	(3.6)	$405.1	$443.6	$(38.5)	(8.7)
Restructuring charges	4.4	3.4	1.0	29.4	20.3	4.9	15.4	314.3
Other charges/(gains)
Cost of products sold	0.3	1.6	(1.3)	(81.3)	0.8	2.4	(1.6)	(66.7)
Selling, general and administrative expenses	0.5	-	0.5	100.0	3.7	-	3.7	100.0
Amortization of inventory step-up (f)	-	-	-	-	-	0.3	(0.3)	(100.0)
Operating income before charges/(gains) (a)	$151.1	$156.4	$(5.3)	(3.4)	$429.9	$451.2	$(21.3)	(4.7)

OUTDOORS
Operating (loss) income (GAAP)	$(5.0)	$57.8	$(62.8)	(108.7)	$59.7	$143.9	$(84.2)	(58.5)
Restructuring charges	0.3	2.4	(2.1)	(87.5)	4.9	4.9	-	-
Other charges/(gains)
Cost of products sold	3.0	1.4	1.6	114.3	8.8	13.8	(5.0)	(36.2)
Selling, general and administrative expenses	2.0	-	2.0	100.0	7.2	-	7.2	100.0
Asset impairment charge (g)	50.1	-	50.1	100.0	50.1	-	50.1	100.0
Manufacturing facility fire (h)	3.0	-	3.0	100.0	3.0	-	3.0	100.0
Solar compensation (e)	-	-	-	-	-	0.2	(0.2)	(100.0)
Operating income before charges/(gains) (a)	$53.4	$61.6	$(8.2)	(13.3)	$133.7	$162.8	$(29.1)	(17.9)

SECURITY
Operating income (GAAP)	$27.7	$33.0	$(5.3)	(16.1)	$66.4	$86.5	$(20.1)	(23.2)
Restructuring charges	1.7	0.8	0.9	112.5	7.4	3.1	4.3	138.7
Other charges/(gains)
Cost of products sold	0.1	0.5	(0.4)	(80.0)	3.8	7.7	(3.9)	(50.6)
Selling, general and administrative expenses	3.7	-	3.7	100.0	5.1	-	5.1	100.0
Operating income before charges/(gains) (a)	$33.2	$34.3	$(1.1)	(3.2)	$82.7	$97.3	$(14.6)	(15.0)

CORPORATE
Corporate expense (GAAP)	$(42.7)	$(37.1)	$(5.6)	15.1	$(136.8)	$(114.4)	$(22.4)	19.6
Restructuring charges	4.4	0.8	3.6	450.0	16.7	1.2	15.5	1,291.7
Other charges/(gains)
Selling, general and administrative expenses	6.1	-	6.1	100.0	11.8	-	11.8	100.0
ASSA transaction expenses (d)	-	(0.1)	0.1	(100.0)	-	1.0	(1.0)	(100.0)
Transformation costs (i)	0.7	-	0.7	100.0	3.0	-	3.0	100.0
Corporate expenses before charges/(gains) (a)	$(31.5)	$(36.4)	$4.9	(13.5)	$(105.3)	$(112.2)	$6.9	(6.1)

TOTAL COMPANY
Operating income (GAAP)	$125.9	$205.1	$(79.2)	(38.6)	$394.4	$559.6	$(165.2)	(29.5)
Restructuring charges	10.8	7.4	3.4	45.9	49.3	14.1	35.2	249.6
Other charges/(gains)
Cost of products sold	3.4	3.5	(0.1)	(2.9)	13.4	23.9	(10.5)	(43.9)
Selling, general and administrative expenses	12.3	-	12.3	100.0	27.8	-	27.8	100.0
Solar compensation (e)	-	-	-	-	-	0.2	(0.2)	(100.0)
ASSA transaction expenses (d)	-	(0.1)	0.1	(100.0)	-	1.0	(1.0)	(100.0)
Amortization of inventory step-up (f)	-	-	-	-	-	0.3	(0.3)	(100.0)
Asset impairment charge (g)	50.1	-	50.1	100.0	50.1	-	50.1	100.0
Manufacturing facility fire (h)	3.0	-	3.0	100.0	3.0	-	3.0	100.0
Transformation costs (i)	0.7	-	0.7	100.0	3.0	-	3.0	100.0
Operating income before charges/(gains) (a)	$206.2	$215.9	$(9.7)	(4.5)	$541.0	$599.1	$(58.1)	(9.7)

(a) (d) (e) (f) (g) (h) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(In millions)

(Unaudited)

	September 27, 2025	December 28, 2024

Assets
Current assets
Cash and cash equivalents	$223.9	$381.1
Accounts receivable, net	565.6	514.4
Inventories	1,041.1	960.3
Other current assets	179.6	151.6
Total current assets	2,010.2	2,007.4

Property, plant and equipment, net	815.5	999.2
Goodwill	2,004.0	1,992.0
Other intangible assets, net of accumulated amortization	1,249.3	1,297.2
Assets held for sale	109.2	3.2
Other assets	330.5	262.8
Total assets	$6,518.7	$6,561.8

Liabilities and equity
Current liabilities
Short-term debt	$-	$499.6
Accounts payable	523.2	513.9
Other current liabilities	507.6	588.8
Total current liabilities	1,030.8	1,602.3

Long-term debt	2,654.5	2,173.7
Deferred income taxes	146.6	117.4
Other non-current liabilities	307.8	246.4
Total liabilities	4,139.7	4,139.8

Stockholders' equity	2,379.0	2,422.0
Total equity	2,379.0	2,422.0
Total liabilities and equity	$6,518.7	$6,561.8

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024
Operating activities
Net income	$222.4	$366.8
Depreciation and amortization	151.5	147.4
Non-cash lease expense	31.4	29.3
Deferred taxes	33.3	18.1
Asset impairment charge	50.1	-
Other non-cash items	19.4	30.7
Changes in assets and liabilities, net	(237.7)	(196.8)
Net cash provided by operating activities	$270.4	$395.5

Investing activities
Capital expenditures	$(87.3)	$(133.1)
Cost of acquisitions, net of cash acquired	-	(129.0)
Other investing activities, net	2.9	3.4
Net cash used in investing activities	$(84.4)	$(258.7)

Financing activities
Increase in debt, net	$(20.0)	$105.0
Proceeds from the exercise of stock options	4.0	10.4
Treasury stock purchases	(237.8)	(190.4)
Dividends to stockholders	(90.6)	(90.0)
Other items, net	(8.2)	(18.1)
Net cash used in financing activities	$(352.6)	$(183.1)

Effect of foreign exchange rate changes on cash	$8.6	$0.8

Net decrease in cash and cash equivalents	$(158.0)	$(45.5)
Cash, cash equivalents and restricted cash* at beginning of period	385.5	395.5
Cash, cash equivalents and restricted cash* at end of period	$227.5	$350.0

FREE CASH FLOW	Thirty-Nine Weeks Ended		2025 Full Year
	September 27, 2025	September 28, 2024	Estimate

Cash flow from operations (GAAP)	$270.4	$395.5	$530 to $540
Less:
Capital expenditures	$87.3	$133.1	$120 to $130
Free cash flow (j)	$183.1	$262.4	$400 to $420

*Restricted cash of $1.3 million and $2.3 million is included in Other current assets and Other assets, respectively, as of September 27, 2025. Restricted cash of $2.4 million and $2.8 million is included in Other current assets and Other assets, respectively, as of September 28, 2024.

(j) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CASH FLOW FROM OPERATIONS (GAAP) TO FREE CASH FLOW

(In millions)

(Unaudited)

Thirteen Weeks Ended
September 27, 2025

Cash flow from operations (GAAP)	$204.4
Less:
Capital expenditures	27.4
Free cash flow (j)	$177.0

(j) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	% Change	September 27, 2025	September 28, 2024	% Change

Net sales	$1,149.2	$1,155.3	(0.5)	$3,385.7	$3,504.8	(3.4)

Cost of products sold	629.8	625.5	0.7	1,868.5	1,946.4	(4.0)

Selling, general
and administrative expenses	313.2	298.2	5.0	967.0	929.5	4.0

Amortization of intangible assets	19.4	19.1	1.6	56.4	55.2	2.2

Asset impairment charge	50.1	-	NM	50.1	-	NM

Restructuring charges	10.8	7.4	45.9	49.3	14.1	249.6

Operating income	125.9	205.1	(38.6)	394.4	559.6	(29.5)

Interest expense	28.6	30.2	(5.3)	88.4	92.6	(4.5)

Other (income)/expense, net	2.6	(1.6)	(262.5)	(5.8)	(5.2)	11.5

Income before taxes	94.7	176.5	(46.3)	311.8	472.2	(34.0)

Income tax	23.9	39.9	(40.1)	89.4	105.4	(15.2)

Net income	$70.8	$136.6	(48.2)	$222.4	$366.8	(39.4)

Diluted earnings per common share	$0.59	$1.09	(46.1)	$1.83	$2.91	(37.1)

Diluted average number of shares outstanding	120.5	125.1	(3.6)	121.4	126.0	(3.6)

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/(GAINS)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	% Change	September 27, 2025	September 28, 2024	% Change

Net income	$70.8	$136.6	(48.2)	$222.4	$366.8	(39.4)

Depreciation *	$24.4	$22.7	7.5	$74.1	$69.6	6.5
Amortization of intangible assets	19.4	19.1	1.6	56.4	55.2	2.2
Restructuring charges	10.8	7.4	45.9	49.3	14.1	249.6
Other charges/(gains)	15.7	3.5	347.9	41.2	23.9	72.4
Amortization of inventory step-up (f)	-	-	-	-	0.3	(100.0)
ASSA transaction expenses (d)	-	(0.1)	(100.0)	-	1.0	(100.0)
Solar Compensation (e)	-	-	-	-	0.2	(100.0)
Interest expense	28.6	30.2	(5.3)	88.4	92.6	(4.5)
Asset impairment charge (g)	50.1	-	NM	50.1	-	NM
Manufacturing facility fire (h)	3.0	-	NM	3.0	-	NM
Transformation costs (i)	0.7	-	NM	3.0	-	NM
Defined benefit plan actuarial gains/(losses)	-	(0.3)	(100.0)	-	(0.3)	(100.0)
Income taxes	23.9	39.9	(40.1)	89.4	105.4	(15.2)

EBITDA before charges/(gains) (c)	247.4	259.0	(4.5)	677.3	728.8	(7.1)

* Depreciation excludes accelerated depreciation expense of $5.2 million for the thirteen weeks ended September 27, 2025, and $21.0 million for the thirty-nine weeks ended September 27, 2025 and excludes accelerated depreciation expense of $4.1 million for the thirteen weeks ended September 28, 2024, and $22.6 million for the thirty-nine weeks ended September 28, 2024. Accelerated depreciation is included in other charges/(gains).

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/(GAINS) RATIO

As of September 27, 2025
Long-term debt **	$2,654.5
Total debt	2,654.5
Less:
Cash and cash equivalents **	223.9
Net debt (1)	$2,430.6
For the fifty-two weeks ended September 27, 2025
EBITDA before charges/(gains) (2) (c)	$904.5

Net debt-to-EBITDA before charges/(gains) ratio (1/2)	2.7

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of September 27, 2025.

	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Fifty-Two Weeks Ended
	December 28, 2024	September 27, 2025	September 27, 2025

Income from continuing operations, net of tax	$105.1	$222.4	$327.5

Depreciation***	$25.9	$74.1	$100.0
Amortization of intangible assets	18.0	56.4	74.4
Restructuring charges	2.1	49.3	51.4
Other charges/(gains)	1.1	41.2	42.3
Interest expense	27.9	88.4	116.3
Asset impairment charge (g)	-	50.1	50.1
Manufacturing facility fire (h)	-	3.0	3.0
Transformation costs (i)	-	3.0	3.0
Defined benefit plan actuarial gains	18.9	-	18.9
Income taxes	28.2	89.4	117.6
EBITDA before charges/(gains) (c)	$227.2	$677.3	$904.5

*** Depreciation excludes accelerated depreciation expense of $21.0 million for the thirty-nine weeks ended September 27, 2025, and $2.4 million for the thirteen weeks ended December 28, 2024. Accelerated depreciation is included in other charges/(gains).

(c) (d) (e) (f) (g) (h) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not Meaningful

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/(GAINS)

For the thirteen weeks ended September 27, 2025, the diluted EPS before charges/(gains) is calculated as income from continuing operations on a diluted per-share basis, excluding $50.1 million ($37.6 million after tax or $0.31 per diluted share) of asset impairment charges, $10.8 million ($8.2 million after tax or $0.07 per diluted share) of restructuring charges, $13.4 million ($11.8 million after tax or $0.10 per diluted share) or other charges/(gains), and $3.0 million ($2.3 million after tax or $0.02 per diluted share) of costs due to manufacturing facility fire.

For the thirty-nine weeks ended September 27, 2025, the diluted EPS before charges/(gains) is calculated as income from continuing operations on a diluted per-share basis, excluding $50.1 million ($37.6 million after tax or $0.31 per diluted share) of asset impairment charges, $49.3 million ($37.9 million after tax or $0.32 per diluted share) of restructuring charges, $41.2 million ($30.8 million after tax or $0.25 per diluted share) or other charges/(gains), $3.0 million ($2.3 million after tax or $0.02 per diluted share) of costs due to manufacturing facility fire and $3.0 million ($2.3 million after tax or $0.02 per diluted share) of transformation costs.

For the thirteen weeks ended September 28, 2024, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $7.4 million ($5.6 million after tax or $0.05 per diluted share) of restructuring charges and $3.4 million ($2.6 million after tax or $0.02 per diluted share) of other charges/gains.

For the thirty-nine weeks ended September 28, 2024, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $14.1 million ($10.7 million after tax or $0.09 per diluted share) of restructuring charges and $25.4 million ($19.3 million after tax or $0.15 per diluted share) of other charges/gains.

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	% Change	September 27, 2025	September 28, 2024	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$0.59	$1.09	(46.1)	$1.83	$2.91	(37.1)

Restructuring charges	0.07	0.05	40.0	0.32	0.09	255.6
Other charges/(gains)	0.10	0.02	400.0	0.25	0.15	66.7
Asset impairment charge (g)	0.31	-	NM	0.31	-	NM
Manufacturing facility fire (h)	0.02	-	NM	0.02	-	NM
Transformation costs (i)	-	-	-	0.02	-	NM
Diluted EPS from continuing operations before charges/(gains) (b)	$1.09	$1.16	(6.0)	$2.75	$3.15	(12.7)

(b) (g) (h) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not Meaningful

FORTUNE BRANDS INNOVATIONS, INC.

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	% Change	September 27, 2025	September 28, 2024	% Change
Net sales (GAAP)
Water	$618.5	$635.1	(2.6)	$1,830.8	$1,920.0	(4.6)
Outdoors	344.5	342.7	0.5	1,028.1	1,047.1	(1.8)
Security	186.2	177.5	4.9	526.8	537.7	(2.0)
Total net sales	$1,149.2	$1,155.3	(0.5)	$3,385.7	$3,504.8	(3.4)

Operating income (loss)
Water	$145.9	$151.4	(3.6)	$405.1	$443.6	(8.7)
Outdoors	(5.0)	57.8	(108.7)	59.7	143.9	(58.5)
Security	27.7	33.0	(16.1)	66.4	86.5	(23.2)
Corporate expenses	(42.7)	(37.1)	15.1	(136.8)	(114.4)	19.6
Total operating income (GAAP)	$125.9	$205.1	(38.6)	$394.4	$559.6	(29.5)

OPERATING INCOME BEFORE CHARGES/(GAINS) RECONCILIATION

Total operating income (GAAP)	$125.9	$205.1	(38.6)	$394.4	$559.6	(29.5)
Restructuring charges (1)	10.8	7.4	45.9	49.3	14.1	249.6
Other charges/(gains) (2)	15.7	3.5	347.9	41.2	23.9	72.4
Solar Compensation (e)	-	-	-	-	0.2	(100.0)
ASSA transaction expenses (d)	-	(0.1)	(100.0)	-	1.0	(100.0)
Amortization of inventory step-up (f)	-	-	-	-	0.3	(100.0)
Asset impairment charge (g)	50.1	-	NM	50.1	-	NM
Manufacturing facility fire (h)	3.0	-	NM	3.0	-	NM
Transformation costs (i)	0.7	-	NM	3.0	-	NM
Operating income (loss) before charges/(gains) (a)	$206.2	$215.9	(4.5)	$541.0	$599.1	(9.7)

Water	$151.1	$156.4	(3.4)	$429.9	$451.2	(4.7)
Outdoors	53.4	61.6	(13.3)	133.7	162.8	(17.9)
Security	33.2	34.3	(3.2)	82.7	97.3	(15.0)
Corporate expenses	(31.5)	(36.4)	(13.5)	(105.3)	(112.2)	(6.1)
Total operating income before charges/(gains) (a)	$206.2	$215.9	(4.5)	$541.0	$599.1	(9.7)

(1) Restructuring charges are primarily attributable to costs associated with the decision to consolidate our U.S. regional offices into one campus headquarters and related organizational and personnel changes, a product-line rationalization within our Outdoors segment and plant closures within our Water and Security segments, totaled $10.8 million for the thirteen weeks ended September 27, 2025 and $49.3 million for the thirty-nine weeks ended September 27, 2025. Restructuring charges, which include costs incurred for significant cost reduction initiatives and workforce reduction costs by segment, totaled $7.4 million and $14.1 million for the thirteen weeks ended and thirty-nine weeks ended September 28, 2024.

(2)
Other charges/(gains) represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, gains or losses from selling previously closed facilities. During the thirteen weeks and thirty-nine weeks ended September 27, 2025, total other charges were $19.4 million and $47.2 million. During the thirteen weeks and thirty-nine weeks ended September 28, 2024, total other charges were $3.4 million and $25.4 million.

(a) (d) (e) (f) (g) (h) (i) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not Meaningful

FORTUNE BRANDS INNOVATIONS, INC.

GAAP OPERATING MARGIN TO OPERATING MARGIN BEFORE CHARGES/(GAINS) OPERATING MARGIN

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	Change	September 27, 2025	September 28, 2024	Change
WATER
Operating margin (k)	23.6%	23.8%	(20) bps	22.1%	23.1%	(100) bps
Restructuring charges	0.7%	0.5%		1.2%	0.3%
Other charges/(gains)
Cost of products sold	-	0.3%		-	0.1%
Selling, general and administrative expenses	0.1%	-		0.2%	-
Before charges/(gains) operating margin (k)	24.4%	24.6%	(20) bps	23.5%	23.5%	0 bps

OUTDOORS
Operating margin (k)	(1.5%)	16.9%	(1840) bps	5.8%	13.7%	(790) bps
Restructuring charges	0.1%	0.7%		0.5%	0.5%
Other charges/(gains)
Cost of products sold	0.9%	0.4%		0.9%	1.3%
Selling, general and administrative expenses	0.6%	-		0.7%	-
Asset impairment charge (g)	14.5%	-		4.8%	-
Manufacturing facility fire (h)	0.9%	-		0.3%	-
Before charges/(gains) operating margin (k)	15.5%	18.0%	(250) bps	13.0%	15.5%	(250) bps

SECURITY
Operating margin (k)	14.9%	18.6%	(370) bps	12.6%	16.1%	(350) bps
Restructuring charges	0.8%	0.5%		1.4%	0.6%
Other charges/(gains)
Cost of products sold	0.1%	0.3%		0.7%	1.4%
Selling, general and administrative expenses	2.0%	-		1.0%	-
Before charges/(gains) operating margin (k)	17.8%	19.3%	(150) bps	15.7%	18.1%	(240) bps

TOTAL COMPANY
Operating margin (k)	11.0%	17.8%	(680) bps	11.6%	16.0%	(440) bps
Restructuring charges	0.9%	0.6%		1.5%	0.4%
Other charges/(gains)
Cost of products sold	0.3%	0.3%		0.4%	0.7%
Selling, general and administrative expenses	1.0%	-		0.8%	-
Asset impairment charge (g)	4.3%	-		1.5%	-
Manufacturing facility fire (h)	0.3%	-		0.1%	-
Transformation costs (i)	0.1%	-		0.1%
Before charges/(gains) operating margin (k)	17.9%	18.7%	(80) bps	16.0%	17.1%	(110) bps

(g) (h) (i) (k) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF GAAP NET SALES TO NET SALES EXCLUDING THE IMPACT OF CHINA SALES

(Unaudited)

Thirteen Weeks Ended September 27, 2025 vs Thirteen Weeks Ended September 28, 2024
% Change
Water
Percentage change in net sales (GAAP)	(2.6%)
Excluding China sales	2.8%
Net sales excluding impact of China (l)	0.2%

Thirteen Weeks Ended September 27, 2025 vs Thirteen Weeks Ended September 28, 2024
% Change
Total Company
Percentage change in net sales (GAAP)	(0.5%)
Excluding China sales	1.6%
Net sales excluding impact of China (l)	1.1%

(l) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/(gains) is calculated as operating income derived in accordance with GAAP, excluding restructuring and other charges/(gains). Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/(gains) is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/(gains). This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) EBITDA before charges/(gains) is calculated as net income in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/(gains), interest expense and income taxes. EBITDA before charges/(gains) is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) At Corporate, expenditures of $1.0 million for the thirty-nine weeks ended September 28, 2024, and $(0.1) million for the thirteen weeks ended September 28, 2024 were for external banking, legal, accounting, and other similar services directly related to our ASSA transaction.

(e) In Outdoors, compensation arrangement with the former owner of Solar classified in selling, general and administrative expenses of $0.2 million were for the thirty-nine weeks ended September 28, 2024.

(f) For the thirty-nine weeks ended September 28, 2024, the amortization of inventory step-up associated with the acquisition of the ASSA business was $0.3 million for the Water segment.

(g) For the thirteen and thirty-nine weeks ended September 27, 2025, an impairment charge of $50.1 million was recorded related to the classification of certain assets within the Outdoors segment as held-for-sale.

(h) For the thirteen and thirty-nine weeks ended September 27, 2025, we recognized $3.0 million in losses, net of probable insurance recoveries, related to a fire at one of our manufacturing facilities within the Outdoors segment.

(i) For the thirteen and thirty-nine weeks ended September 27, 2025, professional fees incurred related to ongoing transformation initiatives were $0.7 million and $3.0 million, respectively, at Corporate.

(j) Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(k) Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The operating margin before charges/(gains) is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. The operating margin before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(l) Net sales excluding the impact of China sales is net sales derived in accordance with GAAP excluding the impact of China sales. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company and its reportable segments from period to period. This measure may be inconsistent with similar measures presented by other companies.

Additional Information:

For certain forward-looking non-GAAP measures (as used in this press release, net debt to EBITDA before charges/(gains), operating margin before charges/(gains), EPS before charges/(gains) and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from our net debt to EBITDA before charges/(gains) and diluted EPS before charges/(gains), and which are included in cash conversion, and restructuring and other charges, which are excluded from our operating margin before charges/(gains) and diluted EPS before charges/(gains), and which are included in cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.